                                                                      Exhibit 12

TERRA INDUSTRIES INC.

RATIO OF EARNINGS TO FIXED CHARGES
(Amounts in Thousands, Except Ratio)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                Nine Months Ended
                                                           Year Ended December 31,                                September 30,
                                           ---------------------------------------------------------------   -----------------------
                                                1996        1997          1998          1999        2000        2000          2001
EARNINGS BEFORE INCOME TAXES                $ 166,938    $ 284,377    $ (68,092)   $ (116,098)  $ (16,182)   $ (17,814)   $ (72,801)

  Minority interest                            44,485       27,633       27,510         8,341       5,379        5,360       (2,468)
  Equity investee income                         (491)      (1,380)      (1,236)         (787)       (843)        (548)        (547)
  Distributed income of equity investees          600        1,700        1,180           950         800            -            -
  Preference security dividend                (53,493)     (34,402)     (17,175)            -      (1,119)           -       (2,028)
                                            ---------    ---------    ---------    ----------   ---------    ---------    ---------
                                              158,039      277,928      (57,813)     (107,594)    (11,965)     (13,002)     (77,844)

FIXED CHARGES:
  Interest expense                             43,623       48,400       51,122        53,076      51,511       38,684       37,857
  Preference security dividend                 53,493       34,402       17,175             -       1,119            -        2,028
  Deferred finance amortization                 1,671        1,699        2,994         1,232       1,155          462        2,528
  Bond discounts                                   22           22           22            22          22           16            7
  Estimated interest expense component
    of operating leases                         5,394        6,531        6,864         6,798       5,940        4,583        3,488
                                            ---------    ---------    ---------    ----------   ---------    ---------    ---------
           Total fixed charges                104,203       91,054       78,177        61,128      59,747       43,745       45,908
                                            ---------    ---------    ---------    ----------   ---------    ---------    ---------

EARNINGS BEFORE INCOME TAXES AND
  FIXED CHARGES                             $ 262,242    $ 368,982    $  20,364    $  (46,466)  $  47,782    $  30,743    $ (31,936)
                                            =========    =========    =========    ==========   =========    =========    =========

RATIO OF EARNINGS TO FIXED CHARGES              2.52X        4.05X            -             -           -            -            -

DEFICIENCY                                  $       -    $       -    $ (57,813)   $ (107,594)  $ (11,965)   $ (13,002)   $ (77,844)

TERRA CAPITAL, INC.

RATIO OF EARNINGS TO FIXED CHARGES - PRO FORMA
(Amounts in Thousands, Except Ratio)
--------------------------------------------------------------------------------


                                                                  Nine Months
                                                 Year Ended          Ended
                                                 December 31,    September 30,
                                                    2000             2001

PRO FORMA EARNINGS BEFORE INCOME TAXES           $   3,944          $(57,425)

  Minority interest                                  5,379            (2,468)
  Equity investee income                              (843)             (547)
  Distributed income of equity investees               800                 -
  Preference security dividend                      (1,119)           (2,028)
                                                 ---------          --------
                                                     8,161           (62,468)


PRO FORMA FIXED CHARGES:
  Interest expense                                  32,603            25,717
  Preference security dividend                       1,119             2,028
  Deferred finance amortization                      1,400             1,050
  Bond discounts                                        22                 7
  Estimated interest expense component
    of operating leases                              5,940             3,488
                                                 ---------          --------
           Total fixed charges                      41,084            32,290
                                                 ---------          --------

PRO FORMA EARNINGS BEFORE INCOME TAXES
  AND FIXED CHARGES                              $  49,245          $(30,178)
                                                 =========          ========

PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES         1.20X
                                                                           -

PRO FORMA DEFICIENCY                             $       -          $(62,468)

TERRA INDUSTRIES INC.

RATIO OF EARNINGS TO FIXED CHARGES - PRO FORMA
(Amounts in Thousands, Except Ratio)
--------------------------------------------------------------------------------


                                                Year Ended       Nine Months
                                               December 31,  Ended September 30,
                                                  2000               2001

PRO FORMA EARNINGS BEFORE INCOME TAXES          $(18,519)         $(74,933)

  Minority interest                                5,379            (2,468)
  Equity investee income                            (843)             (547)
  Distributed income of equity investees             800                 -
  Preference security dividend                    (1,119)           (2,028)
                                                --------          --------
                                                 (14,302)          (79,976)


PRO FORMA FIXED CHARGES:
  Interest expense                                53,603            41,467
  Preference security dividend                     1,119             2,028
  Deferred finance amortization                    1,400             1,050
  Bond discounts                                      22                 7
  Estimated interest expense component
    of operating leases                            5,940             3,488
                                                --------          --------
           Total fixed charges                    62,084            48,040
                                                --------          --------

PRO FORMA EARNINGS BEFORE INCOME TAXES
  AND FIXED CHARGES                             $ 47,782          $(31,936)
                                                ========          ========

PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES           -                 -

PRO FORMA DEFICIENCY                            $(14,302)         $(79,976)